BRAZE REPORTS FISCAL SECOND QUARTER 2025 RESULTS

NEW YORK -- (BUSINESSWIRE) -- September 5, 2024 -- Braze (Nasdaq: BRZE) the leading customer engagement platform that empowers brands to Be Absolutely EngagingTM, today announced results for its fiscal quarter ended July 31, 2024.

“We delivered a great second quarter, demonstrating strong top-line growth while driving efficiency in our business, achieving our first quarter of non-GAAP operating income profitability and non-GAAP net income profitability. Our results demonstrate our effective execution and continued demand for the Braze Customer Engagement Platform,” said Bill Magnuson, cofounder and CEO of Braze. “Looking ahead, we remain steadfast in our pursuit of building the world’s leading customer engagement platform and driving exceptional ROI for our customers and returns for our shareholders.”

Fiscal Second Quarter 2025 Financial Highlights

•Revenue was $145.5 million compared to $115.1 million in the second quarter of the fiscal year ended January 31, 2024, up 26.4% year-over year, driven primarily by new customers, upsells and renewals.
•Subscription revenue in the quarter was $140.0 million compared to $109.7 million in the second quarter of the fiscal year ended January 31, 2024, and professional services and other revenue was $5.5 million compared to $5.4 million in the second quarter of the fiscal year ended January 31, 2024.
•Remaining performance obligations as of July 31, 2024 was $689.6 million, of which $438.3 million is current, which the company defines as less than one year.
•GAAP gross margin was 70.2% compared to 69.2% in the second quarter of the fiscal year ended January 31, 2024.
•Non-GAAP gross margin was 70.9% compared to 70.0% in the second quarter of the fiscal year ended January 31, 2024.
•Dollar-based net retention for all customers for the trailing 12 months ended July 31, 2024 and July 31, 2023 was 114% and 120%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 117% compared to 123% in the second quarter of the fiscal year ended January 31, 2024.
•Total customers increased to 2,163 as of July 31, 2024 from 1,958 as of July 31, 2023; 222 of the company’s customers had ARR of $500,000 or more as of July 31, 2024, compared to 173 customers as of July 31, 2023.
•GAAP operating loss was $28.0 million compared to an operating loss of $35.4 million in the second quarter of the fiscal year ended January 31, 2024. A primary contributor to the operating loss in the quarter included $29.8 million of stock-based compensation expense.
•Non-GAAP operating income was $4.2 million compared to a loss of $7.6 million in the second quarter of the fiscal year ended January 31, 2024.
•GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.23 based on 101.4 million weighted average shares outstanding in the second quarter of fiscal year ended January 31, 2025, compared to GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.33, based on 97.2 million weighted average shares outstanding in the second quarter of the fiscal year ended January 31, 2024.
•Non-GAAP net income per share attributable to Braze common stockholders, diluted, was $0.09 based on 105.9 million weighted average shares outstanding in the second quarter of fiscal year ended January 31,

2025, compared to non-GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.04 based on 97.2 million weighted average shares outstanding in the second quarter of the fiscal year ended January 31, 2024.
•Net cash provided by operating activities was $11.6 million compared to net cash used in operating activities of $17.5 million in the second quarter of the fiscal year end January 31, 2024.
•Free cash flow was $7.2 million compared to $(18.7) million in the second quarter of the fiscal year end January 31, 2024.
•Total cash and cash equivalents, restricted cash, and marketable securities was $504.5 million as of July 31, 2024 compared to $480.0 million as of January 31, 2024.

Recent Business Highlights

•Notable new business wins and upsells in the quarter included Asiana Airlines, Bell Media, Gumtree, LoanDepot, Papa Johns Pizza, Strawberry Hotels, Supercell, TF1, and Zalando.
•Introduced the Braze Data Platform, unifying data capabilities and partner ecosystem and launching new features to help brands more easily integrate and activate data for relevant, memorable customer experiences.
•Launched Braze for Startups to support the next generation of customer-first brand leaders.
•Announced Braze Free Trial, allowing brands to test the platform free of charge for 14 days.
•Recognized as a Strong Performer in The Forrester WaveTM for Email Marketing Service Providers, Q3 2024.
•Released its 2024 Environmental, Social, and Governance (ESG) Report and launched accompanying ESG website in July.

Financial Outlook

Braze is initiating guidance for the fiscal third quarter ending October 31, 2024, and updating guidance for the fiscal year ending January 31, 2025.

Metric (in millions, except per share amounts)	FY 2025 Q3 Guidance	FY 2025 Guidance
Revenue	$147.5 - 148.5	$582.5 - 585.5
Non-GAAP operating loss	$(3.5) - (4.5)	$(7.5) - (8.5)
Non-GAAP net income (loss)	$(0.5) - (1.5)	$6.5 - 7.5
Non-GAAP net income (loss) per share, diluted	$0.00 - (0.01)	$0.06 - 0.07
Weighted average common shares used in computing non-GAAP net loss per share	~102.0(1)	~108.0(2)
(1) Weighted average common shares used in computing non-GAAP earnings per share, basic and diluted.
(2) Weighted average common shares used in computing non-GAAP earnings per share, diluted.

Braze has not reconciled its guidance as to non-GAAP operating loss, non-GAAP net income (loss) or non-GAAP net income (loss) per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliations are not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Conference Call Information:

What: Braze Second Quarter Fiscal Year 2025 Financial Results Conference Call

When: Thursday, September 5th at 4:30 pm EDT / 1:30 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation, charitable contribution expense, contingent consideration adjustments, acquisition related expense, amortization of intangible assets, and restructuring expense. Prior to the fourth quarter of the fiscal year ended January 31, 2024, Braze did not adjust non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin or non-GAAP net income (loss) for contingent consideration adjustments, because there were no such adjustments in prior periods. Braze defines non-GAAP free cash flow as net cash provided by/(used in) operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the third quarter of and the full fiscal year ended January 31, 2025. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (2) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (3) Braze’s history of operating losses; (4) Braze’s limited operating history at its current scale; (5) Braze’s ability to successfully manage its growth; (6) the accuracy of estimates of market opportunity and forecasts of market growth and the impact of global and domestic socioeconomic events on Braze’s business; (7) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (8) Braze’s ability to attract new customers and renew existing customers; (9) the competitive markets in which Braze participates and the intense competition that it faces; (10) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (11) Braze’s reliance on third-party providers of cloud-based infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on April 1, 2024 and other subsequent filings Braze makes with the SEC from time to time, including Braze’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024 that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze

Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging.™ Braze allows any marketer to collect and take action on any amount of data from any source, so they can creatively engage with customers in real time, across channels from one platform. From cross-channel messaging and journey orchestration to Al-powered experimentation and optimization, Braze enables companies to build and maintain absolutely engaging relationships with their customers that foster growth and loyalty. The company has been recognized as a 2024 U.S. News Best Technology Companies to Work For, is a 2023 UK Best Workplace for Women by Great Place to Work, and was named a Leader by Gartner® in the 2023 Magic Quadrant™ for Multichannel Marketing Hubs and in The Forrester Wave™: Cross-Channel Marketing Hubs, Q1 2023. Braze is headquartered in New York with 10+ offices across North America, Europe, and APAC. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, blog posts on its website (braze.com), SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

Revenue	$145,499	$115,107	$280,958	$216,887
Cost of revenue (1)(2)	43,420	35,474	87,968	68,161
Gross profit	102,079	79,633	192,990	148,726

Operating expenses:
Sales and marketing (1)(2)(6)	68,569	60,417	138,396	117,679
Research and development (1)(2)	33,141	29,132	67,514	58,877
General and administrative (1)(2)(3)(4)(5)(6)(7)	28,319	25,453	55,110	49,436
Total operating expenses	130,029	115,002	261,020	225,992
Loss from operations	(27,950)	(35,369)	(68,030)	(77,266)
Other income, net	5,503	3,865	10,674	7,324
Loss before provision for income taxes	(22,447)	(31,504)	(57,356)	(69,942)
Provision for income taxes	702	545	1,500	933
Net loss	(23,149)	(32,049)	(58,856)	(70,875)
Net loss attributable to redeemable non-controlling interest	(150)	(355)	(216)	(727)
Net loss attributable to Braze, Inc.	$(22,999)	$(31,694)	$(58,640)	$(70,148)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.23)	$(0.33)	$(0.58)	$(0.72)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	101,449	97,180	101,239	97,023

(1) Includes stock-based compensation as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of revenue	$1,078	$901	$2,042	$1,790
Sales and marketing	9,892	7,807	19,337	15,655
Research and development	11,448	9,929	22,280	19,772
General and administrative	7,404	6,139	14,441	11,705
Total stock-based compensation expense	$29,822	$24,776	$58,100	$48,922

(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of revenue	$46	$30	$114	$52
Sales and marketing	282	247	823	364
Research and development	344	266	1,180	522
General and administrative	143	65	440	155
Total employer taxes related to stock-based compensation expense	$815	$608	$2,557	$1,093

(3) Includes 1% Pledge charitable donation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
General and administrative	$1,347	$964	$1,347	$964
(4) Includes acquisition related expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
General and administrative	$—	$678	$—	$1,946
(5) Includes amortization of intangible assets acquired in the acquisition expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
General and administrative	$140	$148	$358	$148
(6) Includes restructuring related expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Sales and marketing	$—	$541	$—	$541
General and administrative	—	103	—	$103
Total restructuring costs	$—	$644	$—	$644

(7) Includes adjustment to the fair value of the contingent consideration liability as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
General and administrative	$—	$—	$(137)	$—

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	July 31, 2024	January 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$79,119	$68,228
Restricted cash, current	—	3,373
Accounts receivable, net of allowance of $2,686 and $2,772 at July 31, 2024 and January 31, 2024, respectively	71,257	92,256
Marketable securities	424,900	407,898
Prepaid expenses and other current assets	31,146	29,366
Total current assets	606,422	601,121
Restricted cash, noncurrent	530	530
Property and equipment, net	39,590	29,358
Operating lease right-of-use assets	76,045	81,163
Deferred contract costs	68,672	63,661
Goodwill	28,448	28,448
Intangible assets, net	3,332	3,690
Other assets	2,536	2,970
TOTAL ASSETS	$825,575	$810,941
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,473	$6,321
Accrued expenses and other current liabilities	65,164	63,264
Deferred revenue	212,145	204,269
Operating lease liabilities, current	16,275	15,585
Total current liabilities	298,057	289,439
Operating lease liabilities, noncurrent	71,612	75,027
Other long-term liabilities	2,237	2,050
TOTAL LIABILITIES	371,906	366,516
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	(24)	192
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 and 2,000,000,000 shares authorized as of July 31, 2024 and January 31, 2024, respectively; 81,662,098 and 73,037,015 shares issued and outstanding as of July 31, 2024 and January 31, 2024, respectively	8	7
Class B common stock, $0.0001 par value; 110,000,000 and 110,000,000 shares authorized as of July 31, 2024 and January 31, 2024, respectively; 20,295,274 and 27,173,408 shares issued and outstanding as of July 31, 2024 and January 31, 2024, respectively	2	3
Additional paid-in capital	995,669	928,494
Accumulated other comprehensive loss	(253)	(1,178)
Accumulated deficit	(541,733)	(483,093)
TOTAL STOCKHOLDERS’ EQUITY	453,693	444,233
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$825,575	$810,941

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended July 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(58,856)	$(70,875)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	58,756	49,002
Amortization of deferred contract costs	16,979	13,941
Depreciation and amortization	4,732	2,845
Provision for credit losses	369	1,294
Value of common stock donated to charity	1,347	964
(Accretion) amortization of (discount) premium on marketable securities	(1,043)	991
Non-cash foreign exchange loss	(485)	510
Fair value adjustments to contingent consideration	(137)	—
Other	287	494
Changes in operating assets and liabilities:
Accounts receivable	20,689	8,926
Prepaid expenses and other current assets	(2,004)	(2,029)
Deferred contract costs	(22,009)	(21,018)
ROU assets and liabilities	2,307	991
Other assets	670	(959)
Accounts payable	(1,644)	(1,315)
Accrued expenses and other current liabilities	3,352	15,297
Deferred revenue	7,828	6,471
Other long-term liabilities	(131)	(498)
Net cash provided by operating activities	31,007	5,032
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition, net of cash acquired	—	(16,318)
Purchases of property and equipment	(10,224)	(427)
Capitalized internal-use software costs	(2,108)	(1,640)
Purchases of marketable securities	(142,099)	(121,392)
Maturities of marketable securities	127,000	136,289
Net cash used in investing activities	(27,431)	(3,488)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options	2,205	7,333
Proceeds from stock associated with employee stock purchase plan	4,752	—
Payments of deferred purchase consideration	(2,916)	—
Net cash provided by financing activities	4,041	7,333
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(99)	(295)
Net change in cash, cash equivalents, and restricted cash	7,518	8,582
Cash, cash equivalents, and restricted cash, beginning of period	72,131	72,623
Cash, cash equivalents, and restricted cash, end of period	$79,649	$81,205

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

Gross profit	$102,079	$79,633	$192,990	$148,726
Plus:
Stock-based compensation expense	1,078	901	2,042	1,790
Employer taxes related to stock-based compensation expense	46	30	114	52
Non-GAAP gross profit	$103,203	$80,564	$195,146	$150,568
GAAP gross margin	70.2%	69.2%	68.7%	68.6%
Non-GAAP gross margin	70.9%	70.0%	69.5%	69.4%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

GAAP sales and marketing expense	$68,569	$60,417	$138,396	$117,679
Less:
Stock-based compensation expense	9,892	7,807	19,337	15,655
Employer taxes related to stock-based compensation expense	282	247	823	364
Restructuring expense	—	541	—	541
Non-GAAP sales and marketing expense	$58,395	$51,822	$118,236	$101,119

GAAP research and development expense	$33,141	$29,132	$67,514	$58,877
Less:
Stock-based compensation expense	11,448	9,929	22,280	19,772
Employer taxes related to stock-based compensation expense	344	266	1,180	522
Non-GAAP research and development expense	$21,349	$18,937	$44,054	$38,583

GAAP general and administrative expense	$28,319	$25,453	$55,110	$49,436
Less:
Stock-based compensation expense	7,404	6,139	14,441	11,705
Employer taxes related to stock-based compensation expense	143	65	440	155
1% Pledge charitable contribution expense	1,347	964	1,347	964
Acquisition related expense	—	678	—	1,946
Amortization of intangibles expense	140	148	358	148
Restructuring expense	—	103	—	103
Contingent consideration adjustment	—	—	(137)	—
Non-GAAP general and administrative expense	$19,285	$17,356	$38,661	$34,415

Reconciliation of GAAP to Non-GAAP Operating Income (Loss)	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

Loss from operations	$(27,950)	$(35,369)	$(68,030)	$(77,266)
Plus:
Stock-based compensation expense	29,822	24,776	58,100	48,922
Employer taxes related to stock-based compensation expense	815	608	2,557	1,093
1% Pledge charitable contribution expense	1,347	964	1,347	964
Acquisition related expense	—	678	—	1,946
Amortization of intangibles expense	140	148	358	148
Restructuring expense	—	644	—	644
Contingent consideration adjustment	—	—	(137)	—
Non-GAAP income (loss) from operations	$4,174	$(7,551)	$(5,805)	$(23,549)
GAAP operating margin	(19.2)%	(30.7)%	(24.2)%	(35.6)%
Non-GAAP operating margin	2.9%	(6.6)%	(2.1)%	(10.9)%

Reconciliation of GAAP to Non-GAAP Net Income (Loss)	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

Net loss attributable to Braze, Inc.	$(22,999)	$(31,694)	$(58,640)	$(70,148)
Plus:
Stock-based compensation expense	29,822	24,776	58,100	48,922
Employer taxes related to stock-based compensation expense	815	608	2,557	1,093
1% Pledge charitable contribution expense	1,347	964	1,347	964
Acquisition related expense	—	678	—	1,946
Amortization of intangibles expense	140	148	358	148
Restructuring expense	—	644	—	644
Contingent consideration adjustment	—	—	(137)	—
Non-GAAP net income (loss) attributable to Braze, Inc. (1)	$9,125	$(3,876)	$3,585	$(16,431)

Non-GAAP net income (loss) per share attributable to Braze, Inc. common stockholders, basic	$0.09	$(0.04)	$0.04	$(0.17)
Non-GAAP net income (loss) per share attributable to Braze, Inc. common stockholders, diluted	$0.09	$(0.04)	$0.03	$(0.17)
Weighted-average shares used to compute net income (loss) per share attributable to Braze, Inc. common stockholders, basic	101,449	97,180	101,239	97,023
Weighted-average shares used to compute net income (loss) per share attributable to Braze, Inc. common stockholders, diluted	105,902	97,180	106,407	97,023

(1) Assumes no non-GAAP tax expenses associated with the non-GAAP adjustment due to the Company’s historical non-GAAP net loss position and available deferred tax assets sufficient to offset such non-GAAP tax expense.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

Net cash provided by/(used in) operating activities	$11,612	$(17,517)	$31,007	$5,032
Less:
Purchases of property and equipment	(3,309)	(387)	(10,224)	(427)
Capitalized internal-use software costs	(1,069)	(788)	(2,108)	(1,640)
Non-GAAP free cash flow	$7,234	$(18,692)	$18,675	$2,965

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Katelyn Bryant
Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.
All product and company names herein may be trademarks of their registered owners.